Exhibit 99.1
Zillow and Redfin partner to make apartment hunting easier and give listings more exposure

Agreement adds the Redfin sites to the Zillow Rentals Network, enhancing the rental search experience for renters while helping property marketers reach a broader audience

SEATTLE, Feb. 11, 2025 /PRNewswire/ -- Zillow® and Redfin today announced a partnership making Zillow the exclusive provider of multifamily rental listings (properties with 25 or more units) on Redfin and its sites, Rent.com and ApartmentGuide.com.
This partnership is expected to give renters access to a larger pool of available apartments by expanding the Zillow Rentals Network to include Redfin, Rent.com, and ApartmentGuide.com, alongside existing Zillow brands HotPads and Trulia, as well as Realtor.com, which was added as a partner in 2024. For multifamily properties advertising with Zillow, their listings will reach an even wider audience of renters across multiple platforms, increasing exposure and generating more leads, all through a single advertising solution.

"This Zillow partnership will give Redfin visitors access to one of the largest and fastest-growing databases of rental listings," said Redfin CEO Glenn Kelman. "We believe it will increase our overall traffic and the profits from our rental business, letting us focus on what we do best: dazzling online listing search, paired with dazzling brokerage, lending and title service."

"Renters want choices, and this partnership will deliver just that — more apartments available across more platforms," said Zillow CEO Jeremy Wacksman. "What's good for renters is good for our multifamily partners, too. This agreement will give them additional opportunities to connect with ready-to-move renters, helping them grow their businesses. Adding the Redfin sites to the Zillow Rentals Network helps us scale our impact and drive continued growth for our multifamily partners and our business."

With this partnership, renters searching on Zillow will gain access to even more apartment listings over time, creating a more comprehensive rental experience in one place. At the same time, all multifamily properties advertising with Zillow will syndicate directly to Redfin and its sites, Rent.com and ApartmentGuide.com, expanding their reach and connecting them with more lease-ready renters. Multifamily properties advertising on Redfin's websites today will have the opportunity to transition to Zillow so they too will be able to reach a wider audience. Zillow will begin syndicating multifamily rental listings to Redfin and its affiliated sites this spring.

Zillow continues to expand its multifamily rentals marketplace, with 50,000 properties advertising across its platform as of December 2024, up from 37,000 properties in December 2023.

Exhibit 99.1
About Zillow Group

Zillow Group, Inc. (Nasdaq: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate website in the United States, Zillow and its affiliates help people find and get the home they want by connecting them with digital solutions, dedicated partners and agents, and easier buying, selling, financing, and renting experiences.

Zillow Group's affiliates, subsidiaries and brands include Zillow®, Zillow Premier Agent®, Zillow Home Loans℠, Zillow Rentals®, Trulia®, Out East®, StreetEasy®, HotPads®, ShowingTime+℠, Spruce®, and Follow Up Boss®.

All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2025 MFTB Holdco, Inc., a Zillow affiliate.

For more information about potential factors that could affect Zillow Group's business and financial results, please review the "Risk Factors" described in Zillow Group's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, and in subsequent quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.

About Redfin

Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, and title insurance services. We run the country's #1 real estate brokerage site. Our customers can save thousands in fees while working with a top agent. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1.6 billion in commissions. We serve approximately 100 markets across the U.S. and Canada and employ over 4,000 people.

Zillow Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets, the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the U.S. residential housing market, and our expectations regarding future shifts in customer behavior. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "predict," "will," "projections," "continue," "estimate," "outlook," "opportunity," "guidance," "would," "could," "strive," or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of the date of this press release, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group's actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group's control.

Exhibit 99.1
Redfin Forward-Looking Statements

This press release contains forward-looking statements, including statements concerning increases in the quantity and quality of multifamily rental lists on Redfin's sites, the resulting traffic and financial results, and the timing of syndication of listings to Redfin's sites, within the meaning of federal securities laws that involve risks and uncertainties. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2023, as supplemented by our quarterly report for the quarter ended March 31, 2024, each of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

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SOURCE Zillow, Inc.

Released February 11, 2025